Exhibit (d)(4)

CB RICHARD ELLIS GROUP, INC.

SECOND AMENDED AND RESTATED

2004 STOCK INCENTIVE PLAN

STOCK GRANT NOTICE

CB Richard Ellis Group, Inc. (the “Company”), pursuant to its Second Amended and Restated 2004 Stock Incentive Plan, as amended (the “Plan”), hereby grants to the “Participant” identified below an award (the “Award”) of that number of shares of the Company’s Common Stock set forth below (the “Shares”). This Award is subject to all of the terms and conditions set forth herein and in the Restricted Stock Agreement, the Plan, the form of Assignment Separate from Certificate and the form of Joint Escrow Instructions (collectively, the “Award Documents”), all of which are attached hereto and incorporated herein in their entirety.

Participant:

Grant Date:

Vesting Commencement Date:

Number of Shares:

Fair Market Value on Grant Date (Per Share):

Vesting Schedule:

Consideration:	No payment is required for the Shares, although payment may be required for the amount of any withholding taxes due as a result of the award of, or vesting of, the Shares, as described in greater detail in the Restricted Stock Agreement.

Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of the Award Documents, and understands and agrees to terms set forth in the Award Documents. Participant further acknowledges that as of the Grant Date, the Award Documents set forth the entire understanding between Participant and the Company regarding the acquisition of shares of the Company’s Common Stock and supersede all prior oral and written agreements on that subject with the exception of (i) Awards previously granted and delivered to Participant under the Plan, and (ii) the following agreements only:

OTHER AGREEMENTS:

CB RICHARD ELLIS GROUP, INC.		PARTICIPANT:

By:
	Signature		Signature
Title:		Date:

Date:

ATTACHMENTS:

I.	Restricted Stock Agreement

Date of Grant:

Attachment I

Restricted Stock Agreement

CB RICHARD ELLIS GROUP, INC.

SECOND AMENDED AND RESTATED

2004 STOCK INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

Pursuant to the provisions of the Company’s Second Amended and Restated 2004 Stock Incentive Plan (“Plan”), the terms of the Grant Notice to which this Restricted Stock Agreement is attached (“Grant Notice”) and this Restricted Stock Agreement (“Agreement”), CB Richard Ellis Group, Inc. (the “Company”) grants you that number of shares of Common Stock indicated in the Grant Notice. Defined terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your Award are as follows:

1. THE AWARD. The Company hereby awards to you the aggregate number of shares of Common Stock specified in your Grant Notice (the “Shares”). The Shares are awarded to you in consideration for your service to the Company as an employee of the Company.

2. DOCUMENTATION. As a condition to the award of the Shares, and prior to the receipt of any share certificates by you, you agree to execute the Grant Notice, three (3) copies of the Assignment Separate From Certificate (with date and number of shares blank) substantially in the form attached to the Grant Notice as Attachment III, and two (2) copies of the Joint Escrow Instructions substantially in the form attached to the Grant Notice as Attachment IV, and to deliver the same to the Company, along with such additional documents as the Company may require.

3. CONSIDERATION FOR THE AWARD. No cash payment is required for the Shares, although you may be required to tender payment in cash or other acceptable form of consideration for the amount of any withholding taxes due as a result of the award of, or vesting of, the Shares.

4. VESTING. Subject to the limitations contained in this Agreement and the Plan, the Shares will vest as provided in the Grant Notice. At any time, the portion of the Shares which have become vested pursuant to the Vesting Schedule set forth in the Grant Notice is hereinafter referred to as the “Vested Portion.” If the Participant’s Continuous Service is terminated for any reason, the Shares shall, to the extent not then vested, shall be subject to a share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Board.

5. NUMBER OF SHARES AND PURCHASE PRICE. The number of Shares subject to your Award may be adjusted from time to time pursuant to the provisions of Section 13 of the Plan.

6. CERTIFICATES. Certificates evidencing the Shares shall be issued by the Company and shall be registered in your name promptly after the date hereof, but shall remain in the physical custody of the Company or its designee at all times prior to the vesting of such Shares pursuant to Section 4.

7. TRANSFER RESTRICTIONS. Shares that are received under your Award are subject to the transfer restrictions set forth in the Plan and any transfer restrictions that may be described in the Company’s bylaws or charter in effect at the time of the contemplated transfer.

8. RIGHTS AS A STOCKHOLDER. You shall be the record owner of the Shares until or unless such Shares are reacquired by the Company pursuant to Section 4 hereof, and as record owner shall be entitled to all rights of a common stockholder of the Company, including, without limitation, voting rights with respect to the Shares and you shall receive, when paid, any dividends on all of the Shares granted hereunder as to which you are the record holder on the applicable record date; provided that (i) any cash or in-kind dividends paid with respect to the Shares which have not previously vested shall be withheld by the Company and shall be paid to you only when, and if, such Shares shall become fully vested pursuant to Section 4, and (ii) the Shares shall be subject to the limitations on transfer and encumbrance set forth herein. As soon as practicable following the vesting of any Shares pursuant to Section 4, certificates for the Shares which shall have vested shall be delivered to you or your legal guardian or representative.

9. SECURITIES LAWS. Upon the vesting of any Shares, you will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

10. LEGENDS ON CERTIFICATES. The certificates representing the vested Shares delivered to you as contemplated by Section 8 above shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

11. AWARD NOT A SERVICE CONTRACT. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue to serve as a member of the Company’s Board of Directors. In addition, nothing in your Award shall obligate the Company, its stockholders, its Board or employees to continue any relationship that you might have as a member of the Company’s Board of Directors, as an employee or as any other type of service provider for the Company.

12. WITHHOLDING OBLIGATIONS.

(a) At the time your Award is made, or at any time thereafter as requested by the Company, you hereby authorize the Company to satisfy its withholding obligations, if any, from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with your Award.

(b) Unless the tax withholding obligations of the Company, if any, are satisfied, the Company shall have no obligation to issue a certificate for such shares or release such Shares from any escrow provided for herein.

13. TAX CONSEQUENCES. The acquisition and vesting of the Shares may have adverse tax consequences to you that may be avoided or mitigated by filing an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”). Such election must be filed within thirty (30) days after the date the shares pursuant to your Award are granted to you.

YOU ACKNOWLEDGE THAT IT IS YOUR OWN RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF YOU REQUEST THE COMPANY TO MAKE THE FILING ON YOUR BEHALF.

14. NOTICES. Any notices provided for in your Award or the Plan shall be given in writing and shall be delivered by hand or sent by Federal Express, certified or registered mail, return receipt requested, postage prepaid, and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

15. MISCELLANEOUS.

(a) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of this “Award” (as defined in the Grant Notice to which this Agreement is attached).

(b) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

(c) The waiver by either party of compliance with any provision of the Award by the other party shall not operate or be construed as a waiver of any other provision of the Award, or of any subsequent breach by such party of a provision of the Award.

16. GOVERNING PLAN DOCUMENT. Your Award is subject to all interpretations, amendments, rules and regulations that may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of the Plan and any other document, the provisions of the Plan shall control.